As filed with the Securities and Exchange Commission on July 17, 2014.

Registration No. 333-196979

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNE DESIGN CORP.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2007174
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1616 Eastlake Ave. E., Suite 310

Seattle, Washington 98102

(206) 682-0645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos Paya, M.D., Ph.D.

President and Chief Executive Officer

Immune Design Corp.

1616 Eastlake Ave. E., Suite 310

Seattle, Washington 98102

(206) 682-0645

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Brady

Chief Business Officer

Immune Design Corp.

601 Gateway Blvd., Suite 1020

South San Francisco, California 94080

(650) 887-6717

Laura Berezin Hogan Lovells US LLP 4085 Campbell Ave., Suite 100 Menlo Park, California 94025 (650) 463-4000	Divakar Gupta David Peinsipp Charles S. Kim Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (2)
Common Stock, $0.001 par value per share	$74,865,000	$9,643.00(3)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Immune Design Corp. is submitting this Amendment No. 4 to its Registration Statement on Form S-1 (the “Registration Statement”) to submit certain exhibits to the Registration Statement as indicated on the Index to Exhibits. Parts I and II of the Registration Statement are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, in the State of California, on this 17th day of July, 2014.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D. President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Carlos Paya, M.D., Ph.D. Carlos Paya, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2014

/s/ Paul Rickey Paul Rickey	Vice President, Finance and Administration (Principal Accounting Officer and Principal Financial Officer)	July 17, 2014

* Ed Penhoet, Ph.D.	Chairman of the Board	July 17, 2014

* Brian Atwood	Director	July 17, 2014

* David Baltimore, Ph.D.	Director	July 17, 2014

* Franklin Berger	Director	July 17, 2014

* William Ringo	Director	July 17, 2014

* Peter Svennilson	Director	July 17, 2014

*By:	/s/ Stephen Brady
Stephen Brady
Attorney-in-Fact

II-5

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Immune Design Corp., as currently in effect.

3.2**	Bylaws of Immune Design Corp., as currently in effect.

3.3**	Amended and Restated Certificate of Incorporation of Immune Design Corp., to be in effect immediately prior to the completion of this offering.

3.4**	Amended and Restated Bylaws of Immune Design Corp., to be in effect immediately prior to the completion of this offering.

4.1**	Specimen Common Stock Certificate of Immune Design Corp.

5.1**	Opinion of Hogan Lovells US LLP.

10.1**	Amended and Restated Investor Rights Agreement, dated October 16, 2013, by and among Immune Design Corp. and the investors named therein.

10.2+**	Immune Design Corp. 2008 Equity Incentive Plan.

10.3+**	Form of Option Agreement under the Immune Design Corp. 2008 Equity Incentive Plan.

10.4+**	Immune Design Corp. 2014 Omnibus Incentive Plan.

10.5+**	Form of Incentive Stock Option Agreement under the Immune Design Corp. 2014 Omnibus Incentive Plan.

10.6+**	Form of Non-Qualified Option Agreement under the Immune Design Corp. 2014 Omnibus Incentive Plan.

10.7+**	Immune Design Corp. 2014 Employee Stock Purchase Plan.

10.8+**	Employment Agreement, dated June 20, 2014, by and between Immune Design Corp. and Carlos Paya, M.D., Ph.D.

10.9+**	Employment Agreement, dated June 19, 2014, by and between Immune Design Corp. and Wayne Gombotz, Ph.D.

10.10+**	Employment Agreement, dated June 23, 2014, by and between Immune Design Corp. and Stephen Brady.

10.11+**	Employment Agreement, dated June 19, 2014, by and between Immune Design Corp. and Jan Henrik ter Meulen, M.D.

10.12+**	Employment Agreement, dated June 19, 2014, by and between Immune Design Corp. and Richard Kenney.

10.13+**	Employment Agreement, dated June 18, 2014, by and between Immune Design Corp. and Paul Rickey.

10.14+**	Form of Indemnification Agreement, by and between Immune Design Corp. and each of its directors.

10.15†**	Amended and Restated License Agreement, dated November 5, 2010, by and between Immune Design Corp. and the Infectious Disease Research Institute.

10.16†	License Agreement, dated October 15, 2010, by and between Immune Design Corp. and MedImmune, LLC.

10.17†	License Agreement, dated October 15, 2010, by and between Immune Design Corp. and MedImmune, LLC.

10.18†	License Agreement, dated October 15, 2010, by and between Immune Design Corp. and MedImmune, LLC.

10.19†**	Letter Agreement, dated September 21, 2012, by and between Immune Design Corp. and MedImmune, LLC.

10.20†	License Agreement, dated January 16, 2013, by and between Immune Design Corp. and The University of North Carolina at Chapel Hill.

10.21†**	License Agreement, dated January 1, 2009, by and between Immune Design Corp. and the California Institute of Technology.

10.22**	Office Lease, dated November 21, 2013, by and between Immune Design Corp. and Gateway Center LLC.

10.23**	Sublease Agreement, dated December 20, 2012, by and between Immune Design Corp. and The Board of Regents of the University of Washington.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page to this registration statement).

**	Previously filed.
+	Indicates a management contract or compensatory plan.
†	Registrant has requested confidential treatment for certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the Securities and Exchange Commission.